Exhibit 99.1

FOR IMMEDIATE RELEASE

ADVANCED EMISSIONS SOLUTIONS RECEIVES NOTICE FROM NASDAQ

DUE TO FAILURE TO FILE FORM 10-K BY APRIL 1, 2014

HIGHLANDS RANCH, Colorado, April 8, 2014 - Advanced Emissions Solutions, Inc. (NASDAQ:ADES) (the “Company”) today announced it received notice from the NASDAQ OMX Group on April 3, 2014 indicating that the Company is not in compliance with the Listing Rules for the NASDAQ Capital Market (the “Rules”) because the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 was not timely filed. The notice, which the Company expected, was issued due to NASDAQ Marketplace Rule 5250(c)(1), which requires timely filing of periodic financial reports with the Securities and Exchange Commission.

The Company’s delay in filing its Form 10-K is due to its previously disclosed review of its historical revenue recognition policy for equipment contracts in its Emission Control segment, its verification of its accounting for interest expense accruals related to taxes on deferred installment gain and certain other accounting transactions, and the process of assessing the effectiveness of its internal control over financial reporting.

The Company’s management team and its finance and accounting personnel are working diligently to complete this process, provide the requested information to its auditors, and finalize the necessary reviews so that the Form 10-K can be filed.

In accordance with the Rules, the Company has 60 calendar days to regain compliance with the Rules or submit a plan to NASDAQ for an extension of up to an additional 120 days. The Company expects to file its Form 10-K within the 60-day timeframe.

About Advanced Emissions Solutions, Inc.

Advanced Emissions Solutions, Inc. (NASDAQ:ADES) serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA-ES, Inc. (“ADA”) supplies Activated Carbon Injection (“ACI”) for mercury control, Dry Sorbent Injection (“DSI”) for acid gases, and technology services and other offerings in support of our customers’ emissions compliance strategies. ADA’s M-ProveTM technology, which reduces emissions of mercury and other metals from PRB coal, is applied directly to coal at power plants, or offered through a licensing agreement with Arch Coal for application at their mines. In addition, we are developing technologies to advance cleaner energy, including CO2 emissions control technologies through projects funded by the U.S. Department of Energy (“DOE”) and industry participants.

Clean Coal Solutions, LLC (“CCS”), is a 42.5% owned joint venture by ADA that provides ADA’s patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions of NOx and mercury from coals in cyclone boilers and ADA’s patent pending M-45™ and M-45-PC™ technologies for Circulating Fluidized Boilers and Pulverized Coal boilers respectively. Advanced Emissions Solutions consolidates the results of CCS in its financial statements.

BCSI, LLC is a custom designer and fabricator of engineered emissions control technologies, bulk material handling equipment, bulk storage systems, water/waste water treatment equipment, and custom components. BCSI supplies Dry Sorbent Injection (“DSI”) for acid gas control using its technologically advanced cool, dry conditioned conveying air systems. BCSI’s technical solutions serve a wide range of industrial clients including; coal fired utilities, water treatment, wastewater, cement kilns, food processing and industrial boilers. BCSI employs engineers and trade professionals at a 190,000+sq. ft. fabrication and office facility located in McKeesport, PA.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding the timing and results of our assessment of the effectiveness of our internal control over financial reporting and review of our accounting practices, our ability to file our Annual Report on Form 10-K within the 60-day timeframe and related matters. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, our assessment and review could take longer than anticipated or result in our concluding that we have additional material weaknesses in our internal controls or that we need to restate previously issued financial statements, it may take longer than expected to regain compliance with the Rules and NASDAQ could issue a Staff Delisting Determination and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (“SEC”). You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Graham Mattison
Vice President, Investor Relations
(646) 319-1417 graham.mattison@adaes.com